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                                                                  Exhibit 23(ii)



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form F-4 of Gerdau AmeriSteel Corporation of our report dated October 4, 2002 relating to the financial statements of Gerdau Ameristeel Corporation which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP


Tampa, Florida
November 26, 2002